Investor Relations: Chad Monroe	Media Relations: Timothy G. Weir, APR
Email: cmonroe@accuridecorp.com	Email: tweir@accuridecorp.com
Phone: (812) 962-5041	Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Reports Second Quarter 2013 Results
•	Second-quarter 2013 results included:
o	Net Sales of $211.3 million, compared to $268.8 million in Q2 2012, and $192.5 million in the prior quarter
o	Operating income of $5.7 million, compared to $9.6 million in Q2 2012, and an operating loss of $6.0 million in the prior quarter
o	Net loss of $5.4 million, or $0.11 per share, compared to a net loss of $0.8 million in Q2 2012, and a net loss of $15.9 million in the prior quarter
o	Adjusted EBITDA of $17.9 million, compared to $25.3 million in Q2 2012, and $7.4 million in the prior quarter
•	New $100 million ABL Credit Facility enhances liquidity, extends maturity to April 2018
•	Class 8 vehicle orders and production beginning to grow

EVANSVILLE, Ind. – August 1, 2013 – Accuride Corporation (NYSE: ACW) – a leading supplier of components to the North American commercial vehicle industry – today reported financial results for the second quarter ended June 30, 2013.  These results demonstrate the beneficial impact of recent operational improvements, capital investments, trade working capital management and improved liquidity.

Accuride second quarter 2013 net sales from continuing operations were $211.3 million, compared with $268.8 million in the same period in 2012, a decline of 21.4 percent, reflecting the impact of macro-economic and industry conditions on its businesses.  Second quarter net sales from continuing operations increased $18.8 million, or 9.8 percent, over Q1 2013.  The Company achieved operating income of $5.7 million for the second quarter, as compared to $9.6 million of operating income in the second quarter of 2012.  The Company reported a net loss of $5.4 million, or $0.11 per share during the quarter, as compared to a net loss of $0.8 million, or $0.02 per share in the prior-year quarter.  Second quarter Adjusted EBITDA declined 29.4 percent year-over-year to $17.9 million, resulting in an Adjusted EBITDA margin of 8.5 percent, compared to 9.4 percent in the same quarter of 2012.  This compares to an Adjusted EBITDA of $7.4 million and an Adjusted EBITDA margin of 3.8 percent in Q1 2013.  As of June 30, 2013, Accuride had $32.9 million of cash plus $41.2 million in availability under its ABL Credit Facility, for total liquidity of $74.1 million.

Commenting on Accuride’s second-quarter results, President and Chief Executive Officer Rick Dauch said, “Second quarter revenues were stronger, as the North American commercial vehicle industry began to return to healthier volumes.  Results in our core businesses reflected higher OEM production and a strong spring selling season in the aftermarket.  The streamlining of our manufacturing footprint and investments to restore Accuride’s position as a dependable supplier to customers are substantially complete and aiding the performance of each business unit.  Our performance during the quarter also benefitted from targeted actions to reduce our cost structure in line with current conditions and more effectively manage our trade working capital, which now represents 8.2 percent of annualized sales.  In addition, we will enter the second half with a healthier balance sheet and improved liquidity due to the securing of our new $100 million ABL Credit Facility in July.  This, together with our reduced cost structure and stronger operational metrics, positions us to profitably convert on our share of volume during the expected second-half upturn in the North American commercial vehicle industry.”

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Industry Conditions
North American commercial vehicle production increased during the second quarter by 12.9 percent compared to the first quarter.  The Class 8 and Trailer segments remained lower on a year-over-year basis due to the slow pace of economic growth, while medium-duty builds were slightly higher.  Class 8 and Trailer segments declined by 13.8 percent and 2.2 percent, respectively, while Class 5-7 grew by 7.4 percent compared to the second quarter of 2012.  The North American commercial vehicle industry is expected to improve in the second half of 2013 compared to both the first half of 2013 and the second half of 2012.  Freight tonnage is projected to steadily increase over the next several years, fueling growth in demand for trucks and trailers.

Second Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $99.5 million, down $13.4 million, or 11.9 percent, from the same period in 2012, as improved aftermarket sales helped to temper some of the softness in the OEM market segment.  Wheels’ Adjusted EBITDA was $20.7 million, a decrease of $5.1 million, or 19.8 percent from the second quarter of 2012.  With our aluminum capacity expansion complete, we are shifting our investment focus to coating technologies.  We have begun installation of a new $5.8 million, state-of-the-art coating line at our Henderson, Ky. plant that will launch in       Q1 2014.

Gunite
Gunite segment net sales were $51.2 million, down $16.1 million, or 23.9 percent, from the second quarter of 2012.  Although low-cost offshore competition continued to impact sales, revenues expanded in the quarter, compared to the first quarter, due to strong seasonal demand.  Gunite’s Adjusted EBITDA was $4.6 million, compared to $1.1 million in the second quarter of 2012, and negative $0.6 million in Q1 2013.  Accuride’s recent $35 million capital investments in Gunite are beginning to bear fruit.  The business achieved four straight months of operating income improvement spanning the first and second quarters.  This resulted from consistent performance from its new drum and hub machining and slack adjuster assembly equipment and the actions Gunite has taken to consolidate and reduce its cost structure.  Although Gunite’s second quarter benefited from a strong spring selling season in the aftermarket, ongoing actions to lower material, logistics and distribution costs will aid future profitability.

Brillion Iron Works
Brillion Iron Works’ second quarter net sales were $29.3 million, down $20.0 million, or 40.6 percent, from the second quarter of 2012, while Adjusted EBITDA was $3.3 million, a drop of $5.5 million, or 62.5 percent, from the second quarter of 2012.  Brillion’s core construction and mining equipment markets remain weakened by global economic forces and are not expected to begin to recover until the fourth quarter of 2014.  To mitigate the impact of these negative industry conditions, Brillion took further steps to lower its breakeven level and realign its fixed cost structure during the quarter.

Imperial
Imperial segment’s second quarter net sales were $31.4 million, a decline of $7.9 million, or 20.1 percent, from the same period in 2012 due to continued low customer production volumes.  Imperial’s Adjusted EBITDA slightly improved to $0.1 million in the second quarter of 2012 from break-even performance in last year’s second quarter.  Imperial results were aided by improving OEM and bus volumes, but reflected the above-normal operating costs associated with major press repairs and consolidation of its Tennessee operations that were successfully completed during the quarter.

Liquidity and Debt
As of June 30, 2013, total debt was $349.7 million, consisting of $304.7 million of our outstanding 9.5% senior secured notes, net of discount, and a $45.0 million draw on our ABL Credit Facility. As of June 30, 2013, the Company had $32.9 million of cash plus $41.2 million in availability under its ABL Credit Facility for total liquidity of $74.1 million.   On July 11, 2013, Accuride closed on a new $100 million ABL Credit Facility that replaced its previous $100 million Senior Secured Credit Facility. Greg Risch, Accuride’s Vice President and Chief Financial Officer, commented, “Securing our new ABL gives Accuride greater financial flexibility to operate our business through the current North American commercial vehicle industry cycle.  In addition to increasing liquidity, as compared to our previous credit facility, the new ABL secures lower interest rates for revolving debt.”

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Outlook and Summary – Poised for Profitable Growth
“For the past two years, Accuride has focused the majority of our investments and operational restructuring efforts on the ‘Fix’ portion of our ‘Fix & Grow’ strategy,” said Rick Dauch.  “The resulting improvements in our operating performance are restoring Accuride’s reputation as a dependable supplier to our OEM and aftermarket customers.  Quality, delivery and lead-time performance as measured by our customers are fast approaching world-class levels – particularly on higher-volume parts – thanks to our investments in new equipment and implementation of LEAN systems across our manufacturing, distribution and supply chain.  With our actions to ’Fix’ Accuride’s operational performance substantially complete, we are well-positioned to achieve profitable growth and continue to improve our performance as the industry recovers.  We have begun focusing on ways to ‘Grow’ our core business in order to capitalize on the expected growth of the global commercial vehicle industry.”

2013 Financial Guidance
Based on the Company’s first-half results and the lower end of industry estimates for the projected North American commercial vehicle market recovery in the second half of the year, Accuride management expects the Company’s 2013 net sales to be in the range of $775 to $800 million, and Adjusted EBITDA ranging from $60 to $65 million for the year.  This guidance also reflects continued weakness in Brillion’s core construction and mining equipment markets.

Earnings Conference Call Information
Accuride will hold a conference call to discuss its Second Quarter 2013 financial and operational results on Thursday, August 1, 2013, beginning at 1:00 p.m. Central Time.  Analysts and investors may participate on the live conference call by dialing (866) 638-3013 in the United States, or (630) 691-2761 internationally, using participant code 35338923.  A live webcast of the conference call can be accessed via the Investors section of the Company’s website at Accuridecorp.com/investors.  A replay of the call will be available from August 1, 2013, at 3:30 p.m. Central Time until August 7, 2013, at 11:59 p.m. Central Time by calling (888) 843-7419 in the United States, or (630) 652-3042 internationally, using access code 35338923.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American commercial vehicle industry. The company’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, and other commercial vehicle components. The company’s products are marketed under its brand names, which include Accuride®, Accuride Wheel End SolutionsTM, Gunite®, ImperialTM and BrillionTM. Accuride’s common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information, visit the Company’s website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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Three Months Operating Results
(UNAUDITED)

	Quarter Ended

(Dollars in thousands)	June 30, 2013		March 31, 2013		June 30, 2012

Net sales:
Wheels	$99,468	47.1%	$93,162	48.4%	$112,881	42.0%
Gunite	51,207	24.2%	39,396	20.5%	67,280	25.0%
Brillion Iron Works	29,266	13.9%	30,429	15.8%	49,326	18.4%
Imperial Group	31,377	14.8%	29,473	15.3%	39,296	14.6%
Total net sales	$211,318	100%	$192,460	100%	$268,783	100%

Gross Profit	$18,447	8.7%	$5,086	2.6%	$24,825	9.2%

Income (loss) from Operations:
Wheels	$11,751	11.8%	$5,743	6.2%	$16,106	14.3%
Gunite	3,323	6.5%	(1,777)	(4.5)%	(1,875)	(2.8)%
Brillion Iron Works	1,855	6.3%	575	1.9%	7,598	15.4%
Imperial Group	(284)	(0.9)%	(1,217)	(4.1)%	(302)	(0.8)%
Corporate / Other	(10,945)	—	(9,313)	—	(11,935)	—
Consolidated Total	$5,700	2.7%	$(5,989)	(3.1)%	$9,592	3.6%

Net (loss)	$(5,362)	(2.5)%	$(15,947)	8.3%	$(841)	(0.3)%

Adjusted EBITDA
Wheels	$20,686	20.8%	$16,040	17.2%	$25,796	22.9%
Gunite	4,588	9.0%	(564)	(1.4)%	1,058	1.6%
Brillion Iron Works	3,289	11.2%	1,720	5.7%	8,802	17.8%
Imperial Group	117	0.4%	(821)	(2.8)%	(44)	(0.1)%
Corporate / Other	(10,778)	—	(8,969)	—	(10,304)	—
Consolidated Total	$17,902	8.5%	$7,406	3.8%	$25,308	9.4%

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Six Months Operating Results
(UNAUDITED)

	Six Months Ended June 30,
(Dollars in thousands)	2013		2012

Net sales:
Wheels	$192,630	47.7%	$229,825	42.7%
Gunite	90,603	22.4%	135,843	25.2%
Brillion Iron Works	59,695	14.8%	93,136	17.3%
Imperial Group	60,850	15.1%	79,497	14.8%
Total net sales	$403,778	100%	$538,301	100%

Gross Profit	$23,533	5.8%	$46,925	8.7%

Income (loss) from Operations:
Wheels	$17,494	9.1%	$34,548	15.0%
Gunite	1,546	1.7%	(4,043)	(3.0)%
Brillion Iron Works	2,430	4.1%	10,771	11.6%
Imperial Group	(1,501)	(2.5)%	(821)	(1.0)%
Corporate / Other	(20,258)	—	(23,627)	—
Consolidated Total	$(289)	(0.1)%	$16,828	3.1%

Net loss	$(21,309)	(5.3)%	$(3,790)	(0.7)%

Adjusted EBITDA
Wheels	$36,726	19.1%	$54,136	23.6%
Gunite	4,024	4.4%	1,574	1.2%
Brillion Iron Works	5,009	8.4%	13,242	14.2%
Imperial Group	(704)	(1.2)%	(311)	(0.4)%
Corporate / Other	(19,747)	—	(21,690)	—
Consolidated Total	$25,308	6.3%	$46,951	8.7%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Quarter Ended
(In thousands except per share data)	June 30, 2013	March 31, 2013	June 30, 2012

NET SALES	$211,318	$192,460	$268,783
COST OF GOODS SOLD	192,871	187,374	243,958
GROSS PROFIT	18,447	5,086	24,825
OPERATING EXPENSES:
Selling, general and administrative	12,747	11,075	15,233
INCOME (LOSS) FROM OPERATIONS	5,700	(5,989)	9,592
OTHER INCOME (EXPENSE):
Interest expense, net	(9,157)	(8,694)	(8,658)
Other income (loss), net	(441)	145	(436)
INCOME (LOSS) BEFORE INCOME TAXES	(3,898)	(14,538)	498
INCOME TAX PROVISION	1,464	1,409	1,339
NET LOSS	$(5,362)	$(15,947)	$(841)
Weighted average common shares outstanding— basic	47,563	47,453	47,376
Basic income (loss) per share	$(0.11)	$(0.34)	$(0. 02)
Weighted average common shares outstanding—diluted	47,563	47,453	47,376
Diluted income (loss) per share	$(0.11)	$(0.34)	$(0.02)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Defined benefit plans	417	331	179
COMPREHENSIVE LOSS	$(4,945)	$(15,616)	$(662)

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Six Months Ended June 30,
(In thousands except per share data)	2013	2012

NET SALES	$403,778	$538,301
COST OF GOODS SOLD	380,245	491,376
GROSS PROFIT	23,533	46,925
OPERATING EXPENSES:
Selling, general and administrative	23,822	30,097
INCOME (LOSS) FROM OPERATIONS	(289)	16,828
OTHER INCOME (EXPENSE):
Interest expense, net	(17,851)	(17,403)
Other income (loss), net	(296)	(279)
INCOME (LOSS) BEFORE INCOME TAXES	(18,436)	(854)
INCOME TAX PROVISION	2,873	2,936
NET LOSS	$(21,309)	$(3,790)
Weighted average common shares outstanding— basic	47,508	47,347
Basic income (loss) per share	$(0.45)	$(0.08)
Weighted average common shares outstanding—diluted	47,508	47,347
Diluted income (loss) per share	$(0.45)	$(0.08)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Defined benefit plans	748	(39)
COMPREHENSIVE LOSS	$(20,561)	$(3,829)

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Quarter Ended
(In thousands)	June 30, 2013	March 31, 2013	June 30, 2012

Net loss	$(5,362)	$(15,947)	$(841)
Income tax expense	1,464	1,409	1,339
Interest expense, net	9,157	8,694	8,658
Depreciation and amortization	10,952	11,431	12,782
Restructuring, severance and other charges1	591	411	1,967
Other items related to our credit agreement2	1,100	1,408	1,403
Adjusted EBITDA	$17,902	$7,406	$25,308

Note:
1)
For the three months ended June 30, 2013, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $0.6 million in costs associated with restructuring items. For the three months ended March 31, 2013, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $0.4 million in costs associated with restructuring items. For the three months ended June 30, 2012, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $2.0 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended June 30, 2013, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $1.1 million.  For the three months ended March 31, 2013, items related to our credit agreement consisted of foreign currency income and other income or expenses of $1.4 million. For the three months ended June 30, 2012, items related to our credit agreement consisted of foreign currency income and other income or expenses of $1.4 million.

	Six Months Ended June 30,
(In thousands)	2013	2012

Net loss	$(21,309)	$(3,790)
Income tax expense	2,873	2,936
Interest expense, net	17,851	17,403
Depreciation and amortization	22,383	25,312
Restructuring, severance and other charges1	1,002	3,096
Other items related to our credit agreement2	2,508	1,994
Adjusted EBITDA	$25,308	$46,951

Note:
1)
For the six months ended June 30, 2013, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $1.0 million in costs associated with restructuring items.  For the six months ended June 30, 2012, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $3.1 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the six months ended June 30, 2013, items related to our credit agreement consisted of foreign currency income and other income or expenses of $2.5 million.  For the six months ended June 30, 2012, items related to our credit agreement consisted of foreign currency income and other income or expenses of $2.0 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended June 30, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$11,751	$7,735	$1,200	$20,686
Gunite	3,323	1,015	250	4,588
Brillion Iron Works	1,855	1,068	366	3,289
Imperial Group	(284)	376	25	117
Corporate / Other	(10,945)	758	(591)	(10,778)
Consolidated Total	$5,700	$10,952	$1,250	$17,902

	Three Months Ended March 31, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$5,743	$8,238	$2,059	$16,040
Gunite	(1,777)	963	250	(564)
Brillion Iron Works	575	1,115	30	1,720
Imperial Group	(1,217)	371	25	(821)
Corporate / Other	(9,313)	744	(400)	(8,969)
Consolidated Total	$(5,989)	$11,431	$1,964	$7,406

	Three Months Ended June 30, 2012
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$16,106	$8,090	$1,600	$25,796
Gunite	(1,875)	2,683	250	1,058
Brillion Iron Works	7,598	1,174	30	8,802
Imperial Group	(302)	233	25	(44)
Corporate / Other	(11,935)	602	1,029	(10,304)
Consolidated Total	$9,592	$12,782	$2,934	$25,308

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	Six Months Ended June 30, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$17,494	$15,973	$3,259	$36,726
Gunite	1,546	1,978	500	4,024
Brillion Iron Works	2,430	2,183	396	5,009
Imperial Group	(1,501)	747	50	(704)
Corporate / Other	(20,258)	1,502	(991)	(19,747)
Consolidated Total	$(289)	$22,383	$3,214	$25,308

	Six Months Ended June 30, 2012
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$34,548	$16,110	$3,478	$54,136
Gunite	(4,043)	5,117	500	1,574
Brillion Iron Works	10,771	2,411	60	13,242
Imperial Group	(821)	460	50	(311)
Corporate / Other	(23,627)	1,214	723	(21,690)
Consolidated Total	$16,828	$25,312	$4,811	$46,951

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service.  Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States (“GAAP”).  We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis.  While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(In thousands)	2013	2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,880	$26,751
Customer and other receivables	91,984	64,596
Inventories	58,525	61,192
Other current assets	16,218	10,175
Total current assets	199,607	162,714
PROPERTY, PLANT AND EQUIPMENT, net	247,868	267,377
OTHER ASSETS:
Goodwill and other assets	242,369	247,725
TOTAL	$689,844	$677,816
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$72,174	$59,181
Other current liabilities	44,454	47,580
Total current liabilities	116,628	106,761
LONG-TERM DEBT	349,658	324,133
OTHER LIABILITIES	178,102	182,049
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	45,456	64,873
TOTAL	$689,844	$677,816

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